EXHIBIT 4.07.2

(Face of Note)

9 7/8% Senior Notes due 2007
No. $
ADELPHIA COMMUNICATIONS CORPORATION
promises to pay to or registered assigns, the principal sum of Dollars on March 1, 2007.
Interest Payment Dates: March 1, and September 1
Record Dates: February 15, and August 15
Dated:
ADELPHIA COMMUNICATIONS CORPORATION
By:
Name: Title:
This is one of the Notes referred to in the within- mentioned Indenture:		(SEAL)
BANK OF MONTREAL TRUST COMPANY, as Trustee
By:	Authorized Signature

(Back of Note)

9 7/8% Senior Notes due 2007

        [Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.] 1

    THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (5) TO INSTITUTIONAL ACCREDITED INVESTORS IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

        Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

This paragraph should be included only if the Note is issued in global form.

        1.     INTEREST.    Adelphia Communications Corporation, a Delaware corporation (the "Company") promises to pay interest on the principal amount of this Note at 9 7/8% per annum from                          until March 1, 2007 and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company shall pay interest and Liquidated Damages, if any, semi-annually in arrears on March 1 and September 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be                         . The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal from time to time on demand at a rate equal to the per annum rate on the Notes then in effect; it shall pay interest (including post-petition interest in any proceeding under Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

        2.     METHOD OF PAYMENT.    The Company shall make payments in respect of the Notes represented by the Global Notes (including principal, interest and Liquidated Damages, If any) by wire transfer of immediately available funds to the accounts specified by the Note Custodian. With respect to Notes issued in definitive form, the Company shall make all payments of principal, interest and Liquidated Damages, if any, by mailing a check to each such Holder's registered address, provided that all payments with respect to Notes having an aggregate principal amount of $100,00 or more, the Holders of which have given wire transfer instructions to the Company at least ten business days prior to the applicable payment date, will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Except for trades involving Euroclear or CEDEL participants, the Notes represented by the Global Notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds.

        3.     PAYING AGENT AND REGISTRAR.    Initially, Bank of Montreal Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Notes may be presented for registration of transfer and exchange at the offices of the Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

        4.     INDENTURE.    The Company issued the Notes under an Indenture dated as of February 26, 1997 ("Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are senior unsecured obligations of the Company limited to $600 million in aggregate principal amount.

        5.     MANDATORY REDEMPTION.    Except as set forth in paragraph 6 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

        6.     REPURCHASE AT OPTION OF HOLDER.    Within 50 days of (i) the proposed occurrence of a Change of Control or (ii) the occurrence of Change of Control Triggering Event, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, which date shall be no later than 50 days from the date such notice is mailed (the

"Change of Control Payment Date"). Within 50 days of (i) the proposed occurrence of a Change of Control or (ii) the occurrence of Change of Control Triggering Event, the Company shall mail a notice to each holder setting forth the procedures governing the Change of Control Offer as required by the Indenture. Such right to require the repurchase of Notes shall not continue after discharge of the Company from its obligations with respect to the Notes. The board of directors of the Company may not waive this provision.

        7.     DENOMINATIONS, TRANSFER, EXCHANGE.    The Notes are in registered form without coupons in minimum denominations of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.

        8.     PERSONS DEEMED OWNERS.    The registered Holder of a Note may be treated as its owner for all purposes.

        9.     AMENDMENT, SUPPLEMENT AND WAIVER.    Subject to certain exceptions, the Indenture or the Notes may be amended and supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertified Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to issue up to $250,000,000 in aggregate principal amount of additional Notes, to transfer, assign, mortgage or pledge any property to the Trustee and otherwise comply with the covenant to secure Notes equally, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

        10.   DEFAULTS AND REMEDIES.    An Event of Default occurs if: (i) the Company defaults in the payment when due of any interest on, or Liquidated Damages with respect to, any Note and such default continues for a period of 30 days (whether or not prohibited by Article 6 of the Indenture; (ii) the Company defaults in the payment of the principal of any Note at its maturity (whether or not prohibited by Article 6 of the Indenture); (iii) the Company fails to observe or perform any other covenant, representation, warranty or other agreement in the Indenture or the Notes for 60 days after written notice to the Company by the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding; (iv) the Company fails to pay when due principal, interest or premium aggregating $10,000,000 or more with respect to any Indebtedness of the Company or any Restricted Subsidiary, or the acceleration of any such Indebtedness which default shall not be cured or waived, or such acceleration shall not be rescinded or annulled, within 10 days after written notice; (v) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Restricted Subsidiaries and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such judgments exceeds $10 million; or (vi) the Company or any Restricted Subsidiary with liabilities of greater than $10,000,000 under GAAP as of the date of the event described in this clause, pursuant to or within the meaning of Bankruptcy Law: (a) commences a voluntary case, (b) consents to the entry of an order for relief against it in an involuntary case, (c) consents to the appointment of a Custodian of it or for all or subsequently all of its property, or (d) makes a general assignment for the benefit of its creditors, (vii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (a) is for relief against the Company, or any Restricted Subsidiary with liabilities of greater than $10,000,000 under GAAP as of the effective date of such order or decree in an involuntary case, (b) appoints a custodian of the Company, or any Restricted Subsidiary of restricted Subsidiary with liabilities of greater than $10,000,000 under GAAP as of the effective date of such order or decree or for all or substantially all of its property or (c) orders the liquidation of the Company, or any restricted Subsidiary with liabilities greater than $10,000,000 under GAAP as of the effective date of such order or decree; and the order or decree remains unstayed and in effect for 60 consecutive days. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case an Event of Default specified in clauses (6) or (7) of Section 6.01 of the Indenture occurs with respect to the Company, or a Restricted Subsidiary with liabilities of greater than $10,000,000 under GAAP as of the effective date of such order or decree, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of not less than a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of the principal of and Liquidated Damages, if any, or interest on, the Notes (provided, however, that the Holders of a majority in aggregate amount of the then outstanding Notes may rescind an acceleration and its consequence, including any related payment default) or a default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

        The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default and what action the Company is taking or proposes to take thereto.

        11.   TRUSTEE DEALINGS WITH COMPANY.    The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

        12.   NO RECOURSE AGAINST OTHERS.    A director, officer, employee, incorporator or stockholder of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability including any rights any general partner of the Company in its capacity as general partner. The waiver and release are part of the consideration for the issuance of the Exchange Debentures.

        13.   AUTHENTICATION.    This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

        14.   ABBREVIATIONS.    Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

        15.   ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED SECURITIES.    In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transfer Restricted Securities shall have all the rights set forth in the Registration Rights Agreement dated as of February 26, 1997, between the Company and the parties named on the signature pages thereof.

        16.   CUSIP NUMBERS.    Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP Numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

        The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

    Adelphia Communications Corporation
    Main at Water Street
    Coudersport, PA 16915
    Attention: Colin H. Higgin, Esq.

ASSIGNMENT FORM

        To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert assignee's soc. sec. or tax I.D. no.)

(Print or type assignee's name, address and zip code)
and irrevocably appoint

Date:	Your Signature:	(Sign exactly as your name appears on the face of this Note)

OPTION OF HOLDER TO ELECT PURCHASE

        If you want to elect to have this Note purchased by the Company pursuant to Article 3 of the Indenture, check the box below:

☐    Article 3

        If you want to elect to have only part of the Note purchased by the Company pursuant to Article 3 of the Indenture, state the amount you elect to have purchased: $

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.: